EXHIBIT 10 (h)

                                    AGREEMENT


         THIS AGREEMENT is made and entered into this _27th_ day of _October_ 1998, by and between Coastal Federal Savings Bank, (the "Bank"), Myrtle Beach, South Carolina; and Steven J. Sherry (the "Executive").

         The Bank wishes to employ the Executive in the capacity of Executive Vice President, Marketing. The Executive desires to be employed in such
capacity.   Accordingly,   in  consideration  of  the  respective  promises  and
conditions contained in this Agreement, the Bank and the Executive agree as follows:

1.       Terms.

                  The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of twelve
(12) full calendar months thereafter. Commencing on the first anniversary date, and continuing at each anniversary date thereafter, the Board of Directors of the Bank (the "Board") shall consider extension of the Agreement for an additional year, the results thereof shall be included in the minutes of the Board's meeting.

2.       Payment in the Event of a Change in Control

         a. For the purposes of this Agreement, a "Change in Control" of Coastal Financial Corporation shall be deemed to occur if and when

                  (1) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of Coastal Financial Corporation representing 25 percent or more of the combined voting power of Coastal Financial Corporation's then outstanding securities;

                  (2) the membership of the Board of Directors of Coastal Financial Corporation changes as the result of a contested election, such that individuals who were directors at the beginning of any 24-month period (whether commencing before or after the effective date of this Agreement) do not constitute a majority of the Board at the end of such period; or

                  (3) shareholders of Coastal Financial Corporation approve a merger, consolidation, sale or disposition of all or substantially all of the assets of Coastal Financial Corporation, or a plan of partial or complete liquidation.

         b. If, within one year after the occurrence of a Change in Control, the Executive's employment is terminated, unless termination is because of his death, or for disability, the Executive shall be entitled to 1.0 times the Executive's average "base amount" for the preceding five (5) calendar years, within the meaning of Section 280G(b)(3) of the Internal Revenue Code of 1986 ("Code"), as amended. In the event the Executive has been employed by the Bank for less than five (5) calendar years preceding the Change in Control, the Executive's base amount shall be determined by reference to the period during which he has been employed by the Bank, with any period of less than one full year annualized. In the event that a Change in Control occurs during his initial year of employment hereunder, the Executive's base amount shall be annualized. Any payment to the Executive made under this subparagraph shall be made, at the Executive's election, either in a lump sum payable within ten days, of the Change in Control, or in substantially equal installment payments over a one year period. The Executive is entitled to a monetary payment and may elect the method of payment only in the event that his termination occurs within one year after a Change in Control.

         c. If within one year after the occurrence of a Change in Control, a material change in the Executive's duties or responsibilities, would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes as described in the Executive's job description prior to the Change in Control, Executive shall be entitled to 1.0 times the Executive's average "base amount" as set forth in Section 2(b) hereof.



  4.     Source of Payments

         All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank.

  5.     Applicable Law

         The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the state of South Carolina, and further agree that any litigation regarding this Agreement shall be brought and litigated in the state or federal courts located in South Carolina. Accordingly, the Executive consents to personal jurisdiction in the state and federal courts in South Carolina.

6.       Headings

         The headings or titles of sections are for convenience of reference only and do not constitute a part of this Agreement.


7.       Severability

         The parties agree that each paragraph of this Agreement and each provision within each paragraph is severable from the remainder of the Agreement, and further agree that if any portion of this Agreement shall be severed, the remainder of the Agreement shall be enforced according to its terms and to the fullest extent permitted by law.

8.       Waiver

         Any failure or default by any party to this Agreement to exercise any right or enforce any obligation under this Agreement shall not constitute a waiver of such right or obligation and shall not preclude the future exercise or enforcement thereof.

9.       Assignment

         Nothing in this Agreement shall preclude the Bank, with or without the consent of the Executive, from assigning the rights, duties, and obligations under this Agreement to an affiliated corporation or to any other corporation or entity with which the Bank shall merge or consolidate or otherwise transfer its assets or stock. Upon such an assignment and assumption, the term "The Bank," as used herein, shall refer to such assignee corporation or entity, and this Agreement shall continue in full force and effect. This Agreement may not be assigned, pledged, or otherwise encumbered by the Executive without the Bank's prior written consent.

10.      Modification

         This Agreement constitutes the entire understanding of the parties with respect to the subject matter herein and supersedes any other oral or written agreements or understandings with respect thereto, which agreements and understandings, if any, are hereby terminated. This Agreement may not be modified in any manner whatsoever, except by a writing signed by the Executive and the Bank's Chief Executive Officer or Chairman of the Board of Directors.




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Date                                        Coastal Federal Savings Bank


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Date                                        Coastal Financial Corporation


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Date                                        Executive


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Date                                        Witness